Exhibit 5.1

August 13, 2013

Oil States International, Inc.

Three Allen Center

333 Clay Street, Suite 4620

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for Oil States International, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale of up to 1,200,000 additional shares of Common Stock, par value $0.01 per share (the “Shares”), pursuant to the amended and restated Oil States International, Inc. 2001 Equity Participation Plan (as amended and restated, the “Plan”). The Shares represent an increase in the number of shares of Common Stock available under the Plan as a result of the adoption of an amendment to the Plan.

     In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, the Third Amended and Restated Bylaws of the Company as in effect on the date hereof, records of the corporate proceedings with respect to the approval of the Plan, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the “Registration Statement”), and such other certificates, instruments and documents as we have considered appropriate for purpose of the opinion hereafter expressed.

     As to any facts material to the opinion hereafter expressed, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In connection with rendering the opinion hereafter expressed, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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     Based upon such examination and review and the foregoing assumptions and subject to the limitations set forth herein, we are of the opinion that when the Shares are issued in accordance with the terms of the Plan and instruments executed pursuant to the Plan which govern the awards to which the Shares relate, the Shares will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited in all respects to the federal laws of the United States of America and to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) as in effect as of the date hereof and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter be become effective. We do not express any opinion as to the law of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, /s/ Vinson & Elkins L.L.P.